SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       (b)  On October 26, 2021, Banner Corporation (the “Company”) and its wholly-owned subsidiary Banner Bank (the “Bank”) announced that Judith A. Steiner, Executive Vice President and Chief Risk Officer of the Bank, will retire effective November 25, 2021. Ms. Steiner joined the Bank in August 2016. In connection with her retirement, Banner Bank will pay Ms. Steiner a lump-sum payment of $175,000.

(c)  On October 26, 2021, consistent with Ms. Steiner’s retirement, the Bank appointed James M. Costa, age 53, as Executive Vice President and Chief Risk Officer of the Bank, as successor to Ms. Steiner. Mr. Costa had previously served at Mann Lake Group as the Chief Executive Officer and Founder from October 2020 where he provided advice to banks, trade associations and fintech firms on credit strategy, capital allocation, risk program design, regulatory relations, and compliance risk management. From 2013 through October 2020, he served as an executive officer of TCF Financial Corporation (“TCF”) in progressively increasing positions including Executive Vice President and Chief Risk Officer and Chief Credit Officer from August 2019, Chief Risk Officer and Chief Credit Officer from January 2017, and Chief Risk Officer since August 2013. TCF was a $49 billion regional bank holding company with operations in USA, Canada and Asia. At TCF, Mr. Costa managed operations and all credit and risk functions. He led the merger integration of TCF and Chemical Bank. He was also the lead executive in navigating TCF through its response to COVID-19 to include employee safety, resiliency of operations, as well as capital and liquidity management.
There are no family relationships between Mr. Costa and any director or other executive officer of the Company or the Bank and Mr. Costa was not appointed as an executive officer pursuant to any arrangement or understanding with any person. Mr. Costa has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.
A copy of the press release announcing the retirement of Ms. Steiner and the appointment of Mr. Costa as Executive Vice President and Chief Risk Officer of the Bank is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits

               99.1      Banner Corporation Press Release Announcing the Resignation of Ms. Judy Steiner and
          the appointment of Mr. James Costa as Banner Bank Executive Vice President and Chief Risk Officer.
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: October 28, 2021	By: /s/Peter J. Conner
Peter J. Conner
Executive Vice President and Chief Financial Officer